UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 17, 2018

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                   Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The stockholders of Impac Mortgage Holdings, Inc. (the “Company”) elected at the annual meeting held on July 17, 2018, the following directors to serve on the Board of Directors until the Company’s 2019 annual meeting of stockholders or until their respective successors are elected and qualify: Thomas B. Akin, Frank P. Filipps, Stewart B. Koenigsberg, George A. Mangiaracina and Richard H. Pickup. Further information about the elected directors is included in the Company’s definitive Proxy Statement for the 2018 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 1, 2018.

The Board of Directors of the Company appointed George A. Mangiaracina as Chairman of the Board and the following directors to the committees listed below:

Audit Committee	Compensation Committee	Governance & Nomination Committee
Frank P. Filipps (Chair)	Thomas B. Akin (Chair)	Stewart B. Koenigsberg (Chair)
Stewart B. Koenigsberg	Stewart B. Koenigsberg	Richard H. Pickup
Richard H. Pickup

On July 17, 2018, the stockholders of the Company approved an amendment to the Company’s 2010 Omnibus Incentive Plan, as amended (the “Plan”), increasing the number of shares available under the Plan by 300,000 shares. Awards under the Plan may include incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards. The increase in shares available under the Plan is designed to enhance the Company’s flexibility in granting stock options and other awards to officers, employees, non-employee directors and other key persons and to ensure that the Company can continue to grant stock options and other awards to such persons at levels determined to be appropriate by the Company’s compensation committee.

A description of the terms and conditions of the Plan is set forth in the Company’s definitive Proxy Statement for the 2018 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 1, 2018, under the heading “Proposal No. 2 - Approval of Amendment to 2010 Omnibus Incentive Plan to Increase the Shares Subject to the Plan by 300,000 Shares”, which such description is incorporated herein by reference. The summary of the terms and conditions of the Plan is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Plan included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.07                   Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on July 17, 2018. For more information about the proposals set forth below, please see the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on June 1, 2018. There were 17,197,119 shares of common stock present in person or by proxy at the meeting. The final voting results on each of the matters submitted to a vote of stockholders were as follows:

Proposal No. 1:  To elect a Board of Directors to serve for the ensuing year. There were five nominees for the Company’s Board of Directors. The affirmative vote of a plurality of all of the votes cast at the meeting was necessary for the election of a nominee for director. Broker non-votes did not count as votes cast and had no effect on the result of the vote. Each of the five nominees listed below has been elected to serve on the Board of Directors until the Company’s 2019 annual meeting of stockholders or until their respective successors are elected and qualify. The voting results were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas B. Akin	9,361,441	506,510	7,329,168
Frank P. Filipps	9,420,526	447,425	7,329,168
Stewart B. Koenigsberg	9,663,145	204,806	7,329,168
George A. Mangiaracina	9,589,431	278,520	7,329,168
Richard H. Pickup	9,650,536	217,415	7,329,168

Proposal No. 2:  To approve an amendment to the Company’s 2010 Omnibus Incentive Plan to increase the number of shares of common stock subject to the plan by 300,000 shares. Approval of the proposal required the affirmative vote of a majority of the votes cast in person or represented by proxy at the meeting.  Abstentions and broker non-votes did not count as votes cast and had no effect on the result of the vote.  The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,329,599	1,510,959	27,393	7,329,168

Proposal No. 3:   To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Approval of the proposal required the affirmative vote of a majority of all votes cast at the meeting.  Abstentions did not count as votes cast and had no effect on the result of the vote. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,001,812	73,849	121,458	N/A

Item 9.01                                           Financial Statements and Exhibits.

Exhibit	Description
10.1	2010 Omnibus Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: July 18, 2018

	By:	/s/Ron Morrison
	Name:	Ron Morrison
	Title:	EVP & General Counsel